Exhibit 10.8

PERFORMANCE SHARE ISSUANCE AGREEMENT

This Performance Share Issuance Agreement (this “Agreement”) is made and entered into as of March 10, 2026, by and between (i) CIMG Inc., a Nevada corporation (Nasdaq: IMG) (the “Company”), and (ii) Dundas Technology Limited, a Hong Kong company (the “Seller Designee”). The Company and the Seller Designee are referred to herein individually as a “Party” and collectively as the “Parties.” All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the A&R Equity Transfer Agreement (as defined below).

WHEREAS, on February 27, 2026, the Company entered into that certain Amended and Restated Equity Transfer Agreement (the “A&R Equity Transfer Agreement”) with DZR Tech Limited, a Hong Kong company, Shelei Jiang, a Chinese individual, and Daren Business Technology Limited, a company incorporated in the British Virgin Islands (the “Target”), pursuant to Section 2.3 of which the Company agreed to enter into a performance share issuance agreement with the Seller Designee in connection with the performance-based stock award contemplated thereunder;

WHEREAS, the Parties desire to set forth in this Agreement the terms and conditions governing the issuance by the Company of the Award Shares (as defined below) to the Seller Designee and the circumstances under which such Award Shares may thereafter become eligible to leak out from the Lock-Up Restrictions (as defined below) upon achievement of the applicable Performance Target; and

WHEREAS, the Parties acknowledge and agree that the Award Shares to be issued pursuant to this Agreement are being issued solely pursuant to this Agreement and not under, or pursuant to, any stock incentive plan of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

Article I

Definitions

For purposes of this Agreement:

“Act” shall mean the Securities Act of 1933, as amended.

“Audited Revenue” shall mean, with respect to any applicable period, the revenue of the Target and its subsidiaries, if any, for such period, as set forth in the applicable Revenue Report.

“Award Shares” shall mean 37,243,948 shares of Common Stock (as defined below) issuable by the Company to the Seller Designee, subject to equitable adjustment pursuant to Section 3.4. The Award Shares shall consist of the Period I Shares, the Period II Shares, the Period III Shares, and the Period IV Shares.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banks in New York, New York are authorized or required by Law to close.

“Common Stock” shall mean the common stock, par value $0.00001 per share, of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Law” shall mean any applicable law, statute, rule, regulation, ordinance, order, judgment, decree, or other legally binding requirement of any governmental authority.

“Leak-Out Shares” shall mean, as of any applicable date, the Award Shares with respect to which the Lock-Up Restrictions have been removed pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, any Leak-Out Shares shall remain subject to the applicable transfer restrictions under the U.S. federal securities laws, including Rule 144 thereunder, and any other applicable Law.

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“Lock-Up Restrictions” shall mean the transfer restrictions imposed on the Award Shares pursuant to this Agreement, including any stop-transfer instruction, restrictive notation, or legend, but excluding any restrictions arising under applicable U.S. federal securities laws, state securities laws, or other applicable Law.

“Lock-Up Restriction Period” shall mean the period from the date on which the Award Shares are issued to the Seller Designee pursuant to this Agreement to January 30, 2030.

“Period I” shall mean the period beginning on April 1, 2026 and ending on September 30, 2026.

“Period I Shares” shall mean 2,234,637 shares of Common Stock, subject to equitable adjustment pursuant to Section 3.4.

“Period I Target” shall mean Audited Revenue of RMB 200,000,000.

“Period II” shall mean the period beginning on October 1, 2026 and ending on September 30, 2027.

“Period II Determination” shall mean the determination made by the Company pursuant to Section 3.2(a).

“Period II Shares” shall mean 5,214,153 shares of Common Stock, subject to equitable adjustment pursuant to Section 3.4.

“Period II Target” shall mean Audited Revenue of RMB 500,000,000.

“Period III” shall mean the period beginning on October 1, 2027 and ending on September 30, 2028.

“Period III Shares” shall mean 10,428,305 shares of Common Stock, subject to equitable adjustment pursuant to Section 3.4.

“Period III Target” shall mean Audited Revenue of RMB 1,000,000,000.

“Period IV” shall mean the period beginning on October 1, 2028 and ending on September 30, 2029.

“Period IV Determination” shall mean the determination made by the Company pursuant to Section 3.2(b).

“Period IV Shares” shall mean 19,366,853 shares of Common Stock, subject to equitable adjustment pursuant to Section 3.4.

“Period IV Target” shall mean Audited Revenue of RMB 1,800,000,000.

“Performance Target” shall mean, as applicable, the Period I Target, the Period II Target, the Period III Target, or the Period IV Target.

“Restricted Shares” shall mean the Award Shares that have not become Leak-Out Shares pursuant to this Agreement and that therefore remain subject to the Lock-Up Restrictions and the forfeiture provisions set forth herein.

“Revenue Report” shall mean, with respect to any applicable period, the financial statements and supporting books and records of the Target and its subsidiaries, if any, for such period, including the applicable income statement, balance sheet, statement of cash flows, statement of changes in equity, accompanying notes thereto, general ledger, trial balance, bank statements, invoices, contracts, and such other books, records, schedules, and supporting materials as are reasonably necessary for the Company’s independent registered public accounting firm to determine the revenue of the Target and its subsidiaries, if any, for such applicable period.

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Article II

Share Issuance

Section 2.1 Issuance of Award Shares.

Subject to the terms and conditions of this Agreement, the Company’s stockholder approval, and applicable Law (including Nasdaq Listing Rule 5635), the Company shall issue the Award Shares to the Seller Designee on or before April 10, 2026 (or such later date as the Company and the Seller Designee may agree in writing); provided that no Award Shares shall be granted or issued unless and until the Company’s stockholder approval required to be obtained by the Company pursuant to Nasdaq Listing Rule 5635 or other applicable Law has been obtained.

Section 2.2 Award Shares Restrictions.

All Award Shares issued to the Seller Designee shall be subject to the Lock-Up Restrictions throughout the Lock-Up Restriction Period. Unless and until such Award Shares become Leak-Out Shares in accordance with this Agreement, such Award Shares shall remain Restricted Shares, and the Seller Designee shall not sell, assign, transfer, pledge, encumber, or otherwise dispose of such Restricted Shares, directly or indirectly, except with the prior written consent of the Company. The Company shall place, or cause to be placed, such legends, stop-transfer instructions, transfer agent notations, and other restrictive measures on the Award Shares, as the Company deems reasonably necessary or appropriate to reflect the Lock-Up Restrictions and compliance with applicable securities laws, including, without limitation, a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN LOCK-UP, TRANSFER, FORFEITURE, AND CANCELLATION PROVISIONS SET FORTH IN THAT CERTAIN PERFORMANCE SHARE ISSUANCE AGREEMENT, DATED AS OF MARCH 10, 2026, BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF, AS MAY BE AMENDED FROM TIME TO TIME. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

Article III

Leak-Out Schedule; Catch-Up Windows; Reinstatement and Forfeiture

Section 3.1 Leak-Out Schedule.

If the Company determines, pursuant to Section 4.1, that the applicable Performance Target for any Performance Period has been achieved, then the Award Shares set forth opposite such Performance Period in the schedule below shall become eligible to leak out from the Lock-Up Restrictions, and the Company shall cause its transfer agent, within ten (10) Business Days after such determination, to remove the Lock-Up Restrictions with respect to such Award Shares; provided that any restriction required under applicable U.S. federal securities laws shall remain in effect.

Performance Period	Performance Period Dates	Performance Period Target (Based on Audited Revenue)	Award Shares Eligible to Leak Out From the Lock-Up Restrictions
Period I	April 1, 2026 – September 30, 2026	RMB 200,000,000	2,234,637
Period II	October 1, 2026 – September 30, 2027	RMB 500,000,000	5,214,153
Period III	October 1, 2027 – September 30, 2028	RMB 1,000,000,000	10,428,305
Period IV	October 1, 2028 – September 30, 2029	RMB 1,800,000,000	19,366,853

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Section 3.2 Catch-Up Windows; Limited Reinstatement.

(a)	On or before the due date (including any extension properly obtained under the Exchange Act) of the Company’s annual report on Form 10-K required to be filed under the Exchange Act for the fiscal year ended September 30, 2027, the Company shall make the Period II Determination, for which the Company shall determine whether the aggregate Audited Revenue for Period I and Period II equals or exceeds the sum of the Period I Target and the Period II Target. If such aggregate target is achieved, then any Period I Shares that did not previously become Leak-Out Shares solely because the Period I Target was not previously achieved shall become eligible to leak out as of the date of the Period II Determination, and the Company shall cause its transfer agent, within ten (10) Business Days after the Period II Determination, to remove the relevant transfer restrictions contemplated herein with respect to such Period I Shares; provided that any restriction required under applicable U.S. federal securities laws shall remain in effect.

(b)	On or before the due date (including any extension properly obtained under the Exchange Act) of the Company’s annual report on Form 10-K required to be filed under the Exchange Act for the fiscal year ended September 30, 2029, the Company shall make the Period IV Determination for which the Company shall determine whether the aggregate Audited Revenue for Period III and Period IV equals or exceeds the sum of the Period III Target and the Period IV Target. If such aggregate target is achieved, then any Period III Shares that did not previously become Leak-Out Shares solely because the Period III Target was not previously achieved shall become eligible to leak out as of the Period IV Determination, and the Company shall cause its transfer agent, within ten (10) Business Days after the Period IV Determination, to remove the relevant transfer restrictions contemplated herein with respect to such Period III Shares; provided that any restriction required under applicable U.S. federal securities laws shall remain in effect.

(c)	Each of the Period II Determination and the Period IV Determination shall be the final determination with respect to the applicable two-period window. After each determination, no Audited Revenue from any later period may be used to cause any Award Shares for such two-period window to leak out, whether by reinstatement, catch-up, revival, or otherwise.

By way of illustration only, if the Audited Revenue for Period I is RMB 150,000,000 and the Audited Revenue for Period II is RMB 550,000,000, then the Period II Shares shall become eligible to leak out following the applicable determination for Period II and, because the aggregate Audited Revenue for Period I and Period II equals RMB 700,000,000 (sum of Period I Target and Period II Target), the Period I Shares that were not previously leaked out shall also become eligible to leak out as of the date of the Period II Determination.

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Section 3.3 Final Forfeiture and Cancellation.

(a) Any Award Shares for the Period I/Period II two-period window that have not become Leak-Out Shares on or prior to January 30, 2028 shall be automatically and irrevocably forfeited and cancelled for no consideration on January 30, 2028; provided, however, that if the Company has not yet made the applicable determination under Section 4.1 with respect to the Period I/Period II two-period window by January 30, 2028, then any such Award Shares that do not become eligible to leak out from the Lock-Up Restrictions as a result of such determination shall be automatically and irrevocably forfeited and cancelled for no consideration on the date of such determination.

(b) Any Award Shares for the Period III/Period IV two-period window that have not become Leak-Out Shares on or prior to January 30, 2030 shall be automatically and irrevocably forfeited and cancelled for no consideration on January 30, 2030; provided, however, that if the Company has not yet made the applicable determination under Section 4.1 with respect to the Period III/Period IV two-period window by January 30, 2030, then any such Award Shares that do not become eligible to leak out from the Lock-Up Restrictions as a result of such determination shall be automatically and irrevocably forfeited and cancelled for no consideration on the date of such determination.

(c) The Seller Designee hereby expressly authorizes the Company to instruct its transfer agent, without any further action by such Seller Designee, to cancel any such Award Shares in accordance with the terms of this Section 3.3.

Section 3.4 Adjustment for Corporate Events.

If the Company shall (a) pay a dividend or make a distribution, in shares of Common Stock, on any outstanding shares of Common Stock, (b) split or subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the number of Award Shares, Period I Shares, Period II Shares, Period III Shares, and Period IV Shares in effect immediately prior thereto shall be adjusted so that the Seller Designee thereafter shall be entitled to receive the number of shares of Common Stock that the Seller Designee would have owned or been entitled to receive after the occurrence of such event had the applicable Award Shares become eligible to leak out immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3.4 shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and immediately after the close of business on the effective date in the case of such subdivision, split, or combination, as applicable. Any shares of Common Stock issuable as a dividend or distribution by the Company shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or distribution for purposes of calculating the adjusted number of Award Shares, Period I Shares, Period II Shares, Period III Shares, and Period IV Shares under this Section 3.4.

Article IV

Performance Determinations

Section 4.1 Timing of Determinations.

The Company shall determine, based on the applicable Revenue Report, on or before the due date (including any extension properly obtained under the Exchange Act) of the Company’s annual report required to be filed under the Exchange Act for the applicable fiscal year ended September 30, whether the applicable Performance Target has been achieved for each of Period I, Period II, Period III, and Period IV, respectively; provided that, if notwithstanding the Company’s reasonable best efforts the Company is unable to make any such determination by the applicable due date because the applicable Revenue Report is not yet available as a result of the audit procedures for the applicable period not having been completed, the Company shall make such determination as promptly as practicable, and in any event within five (5) Business Days after completion of such audit procedures.

Section 4.2 Determinations by the Company.

All determinations, calculations, and actions taken by the Company or the Board pursuant to this Agreement shall be made in good faith and in a manner consistent with this Agreement and the A&R Equity Transfer Agreement.

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Article V

Rights in Shares

Section 5.1 Voting and Dividends.

Except as otherwise required by applicable Law or the organizational documents of the Company, after issuance of Award Shares pursuant to Section 2.1, the Seller Designee shall be the record owner of the Award Shares issued in its name and shall be entitled to vote such Award Shares and receive dividends, if any, on such Award Shares; provided that any stock dividends or other shares distributed with respect to Restricted Shares shall themselves be treated as Restricted Shares and shall remain subject to restrictions under this Agreement.

Section 5.2 Further Assurances.

Each Party shall execute and deliver such additional documents, and take such additional actions, as may be reasonably necessary to carry out the purposes of this Agreement.

Article VI

Representations and Warranties

Section 6.1 Representations and Warranties of the Company.

The Company represents and warrants to the Seller Designee that (a) the Company is duly incorporated, validly existing, and in good standing under the laws of the State of Nevada, (b) the Company has the requisite corporate power and authority to execute, deliver, and perform this Agreement, (c) this Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar Law affecting creditors’ rights generally and to general principles of equity, and (d) the execution, delivery, and performance of this Agreement by the Company do not and will not conflict with or violate any applicable Law or the organizational documents of the Company, except as would not reasonably be expected to prevent or materially delay the performance of this Agreement.

Section 6.2 Representations and Warranties of the Seller Designee.

The Seller Designee represents and warrants to the Company that (a) the Seller Designee is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, (b) the signatory executing this Agreement on behalf of the Seller Designee has been duly authorized to execute and deliver this Agreement and to bind the Seller Designee hereto, (c) the Seller Designee has the requisite power and authority to execute, deliver, and perform this Agreement, (d) this Agreement has been duly authorized, executed, and delivered by the Seller Designee and constitutes a valid and binding obligation of the Seller Designee, enforceable against the Seller Designee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity, and (e) the execution, delivery, and performance of this Agreement by the Seller Designee do not and will not conflict with or violate any applicable Law or the organizational documents of the Seller Designee, except as would not reasonably be expected to prevent or materially delay the performance of this Agreement.

Article VII

Termination

Section 7.1 Termination.

This Agreement may be terminated at any time prior to the issuance of the Award Shares (a) automatically upon termination of the A&R Equity Transfer Agreement, (b) automatically if the Closing does not occur on or before March 31, 2026, unless such date is extended in writing pursuant to the A&R Equity Transfer Agreement, (c) by mutual written agreement of the Company and the Seller Designee, or (d) by the Company or the Seller Designee if the stockholder approval required pursuant to Nasdaq Listing Rule 5635 and any other applicable Law has not been obtained on or before April 10, 2026 or such later date as the Company and the Seller Designee may agree in writing.

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Section 7.2 Effect of Termination.

Upon any termination of this Agreement, this Agreement shall become void and of no further force or effect, and no Party shall have any further rights or obligations hereunder, except that (a) any liability for an antecedent breach shall survive, and (b) Article VIII shall survive to the extent necessary to enforce this Section 7.2.

Article VIII

Miscellaneous

Section 8.1 Entire Agreement.

This Agreement, together with the A&R Equity Transfer Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior discussions, negotiations, and understandings relating thereto. To the extent of any conflict between this Agreement and the A&R Equity Transfer Agreement, the A&R Equity Transfer Agreement shall control; provided, however, that matters relating to the issuance of the Award Shares, the leak-out schedules, and forfeiture and reinstatement shall be governed by this Agreement.

Section 8.2 Amendments.

This Agreement may be amended, modified, or supplemented only by a written instrument executed by the Company and the Seller Designee.

Section 8.3 Assignment.

The Seller Designee may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the Company. Any purported assignment in violation of this Section 8.3 shall be void.

Section 8.4 Notices.

All notices hereunder shall be given in the manner specified in the A&R Equity Transfer Agreement, or to such other address or email address as any Party may designate by written notice.

Section 8.5 Governing Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for any dispute arising out of or relating to this Agreement, and each Party waives any objection to venue or inconvenient forum.

Section 8.6 Counterparts; Electronic Signatures.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures delivered by electronic transmission shall be effective for all purposes.

Section 8.7 Severability.

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

Section 8.8 Time is of the Essence.

Time is of the essence.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CIMG Inc.

By:	/s/ Jianshuang Wang
Name:	Jianshuang Wang
Title:	Chief Executive Officer

Dundas Technology Limited

By:	/s/ Jian Liu
Name:	Jian Liu
Title:	Sole Director

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